Exhibit 99.1

Verrica Pharmaceuticals Reports Quarterly 2025 Financial Results

– Company reports $3.4 million in YCANTH revenue, reflective of increasing demand,

following the dispensing of more than 10,000 applicator units in the quarter, the most in company history and a 16.7% growth over Q4’24 –

– Late-stage pipeline continues to advance with completion of end-of-Phase 2 meeting with

Food and Drug Administration for VP-315, Verrica’s candidate for basal cell carcinoma, and continued advancement towards initiation of global Phase 3 program in common warts

(VP-102/YCANTH) with partner Torii Pharmaceutical –

– Conference call scheduled for today at 4:30 pm ET –

WEST CHESTER, PA – May 13, 2025 (GLOBE NEWSWIRE) – Verrica Pharmaceuticals Inc. (“Verrica”) (Nasdaq: VRCA), a dermatology therapeutics company developing and selling medications for skin diseases requiring medical interventions, today announced financial results for the quarter ended March 31, 2025.

“I am pleased to report that our focused commercialization strategy is helping to drive increased demand for YCANTH and the demand has allowed us to normalize distributor inventory levels. For the first time, we dispensed more than 10,000 applicator units in a quarter. We are excited by the strong pull-through from our distributors, which translated to $3.4 million in revenue in the first quarter, and we expect this closer alignment between dispensed applicator units and revenue to continue going forward. Furthermore, we saw momentum in dispensed applicator units build throughout the first quarter and we are looking to build on that momentum in the second quarter,” said Dr. Jayson Rieger, PhD, MBA, President and Chief Executive Officer of Verrica. Dr. Rieger continued, “In parallel with our commercial progress, Verrica’s clinical-stage pipeline also continues to advance. We are working with our Japanese development and commercialization partner, Torii Pharmaceutical, to initiate our global Phase 3 program of YCANTH for the treatment of common warts. Meanwhile, we continue to advance our novel oncolytic peptide, VP-315, which has shown promising safety and efficacy data in a Phase 2 trial for the treatment of basal cell carcinoma, as we have recently held our end-of-Phase 2 meeting with the FDA that will help us to design a Phase 3 program.”

Conference Call and Webcast Information

The Company will host a conference call today, May 13 at 4:30 pm, to discuss its first quarter 2025 financial results and provide a business update. To participate in the conference call, please utilize the following information:

Domestic Dial-In Number: Toll-Free: 1-800-343-4136

International Dial-In Number: 1-203-518-9843

Conference ID: VERRICA

Participants can use Guest dial-in #s above and be answered by an operator.

Webcast:

https://viavid.webcasts.com/starthere.jsp?ei=1717041&tp_key=2eb61f30fc

The call will be broadcast live over the Web and can also be accessed on Verrica Pharmaceuticals’ website: www.verrica.com.

The conference call will also be available for replay for one month on the Company’s website in the Events Calendar of the Investors section.

Business Highlights and Recent Developments

CORPORATE

•

On March 24, 2025, the Company announced the appointment of Noah L. Rosenberg, M.D., as Chief Medical Officer. Dr. Rosenberg has served as Chief Medical Officer for both public and private biotechnology companies, and has been responsible for the clinical development and medical strategy for pipeline candidates and multiple product launches. Dr. Rosenberg led the clinical development and approval of Xepi, a topical antibiotic for the treatment of impetigo, at Medimetriks Pharmaceuticals. He most recently served as CMO of Travere Therapeutics (NASDAQ:TVTX), where he led the team responsible for the development and subsequent approval of Filspari. Earlier in his career, Dr. Rosenberg held senior positions with Esperion Therapeutics (NASDAQ:ESPR), Forest Research Institute, Sanofi, and Pfizer, where he focused on cardiovascular/metabolic drug development. He received his medical degree from Drexel University College of Medicine and completed his Residency in Internal Medicine at The Mount Sinai School of Medicine, Mount Sinai Hospital. Dr. Rosenberg received his Bachelor of Arts in Natural Sciences from The Johns Hopkins University.

•

On April 2, 2025, the Company announced the appointment of Dr. Gavin Corcoran to its Board of Directors. Dr. Corcoran has served as the Chief Development Officer of Formation Bio since November 2021. He previously held several R&D leadership positions including Chief Research and Development Officer at Sio Gene Therapies, Inc. (formerly known as Axovant), Chief Medical Officer at Allergan and Head of R&D at Stiefel Laboratories. He received his M.B. B.Ch. from the University of Witwatersrand in South Africa and completed his clinical training in internal medicine and infectious diseases at the University of Texas Health Science Center at San Antonio.

YCANTH® (VP-102)

•

The Company experienced strong demand-led growth for YCANTH®, with the number of dispensed applicator units increasing to 10,102 in the first quarter of 2025. This first quarter growth in dispensed applicator units represents a sequential increase of 16.7% over the fourth quarter of 2024 (8,654 dispensed applicator units).

VP-315

•

The Company expects to announce additional genomic and immune response data for VP-315 in mid-2025. The Company is also encouraged by its recent end-of-Phase 2 meeting with the FDA. After reviewing the final meeting minutes and additional data, Verrica plans on providing a global development program update, including information on the design of the Phase 3 clinical program, in mid-2025.

Financial Results

First Quarter 2025 Financial Results

•	Verrica recognized product revenue of $3.4 million in the first quarter of 2025, which relates to the delivery of YCANTH (VP-102) to its distribution partners.

•

Costs of product revenue were $0.4 million for the quarter ended March 31, 2025, compared to $0.5 million for the quarter ended March 31, 2024, partially due to obsolete inventory write offs of $47,000 and $0.3 million, respectively.

•

Selling, general and administrative expenses were $8.8 million in the quarter ended March 31, 2025, compared to $16.3 million for the same period in 2024. The decrease of $7.5 million was primarily due to lower expenses related to commercial activities for YCANTH (VP-102), including decreases in compensation, stock compensation, recruiting fees, benefits and travel due to reduced sales force of $4.4 million, decreased marketing and sponsorship costs of $2.1 million and other commercial activity of $0.4 million, and decreased legal costs of $0.7 million.

•

Research and development expenses were $2.3 million in the first quarter of 2025 compared to $4.9 million for the same period in 2024. The decrease of $2.6 million was primarily related to a $2.1 million decrease in clinical trial expenses related to VP 315 as well as costs related to a decrease in regulatory and medical affairs expenses of $0.4 million.

•

Interest income was $0.3 million for the three months ended March 31, 2025, compared to $0.6 million for the same period in 2024. The decrease of $0.3 million was primarily due to a lower cash balance.

•

Interest expense was $2.2 million for the three months ended March 31, 2025 and $2.3 million for the same period in 2024. Interest expense is related to borrowings under the OrbiMed Credit Agreement. The decrease of $0.1 million was related to a lower principal balance.

•	For the quarter ended March 31, 2025, net loss was $9.7 million, or $0.10 per share, compared to a net loss of $20.3 million, or $0.44 per share, for the same period in 2024.

•	For the quarter ended March 31, 2025, non-GAAP net loss was $7.8 million, or $0.08 per share, compared to a non-GAAP net loss of $17.8 million, or $0.38 per share, for the same period in 2024.

•	As of March 31, 2025, Verrica had $29.6 million in cash and cash equivalents.

Non-GAAP Financial Measures

In evaluating the operating performance of its business, Verrica’s management considers non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation expense and non-cash interest expense that are required by GAAP. Verrica excludes non-cash stock-based compensation expense from these non-GAAP measures to facilitate comparison to peer companies who also provide similar non-GAAP disclosures and because it reflects how management internally manages the business. In addition, Verrica excludes non-cash interest expense from these non-GAAP measures to facilitate an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies who also provide similar non-GAAP disclosures and because it is reflective of how management internally manages the business. Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share have been reconciled to the nearest GAAP measure in the tables following the financial statements in this press release.

About YCANTH® (VP-102)

YCANTH® is a proprietary drug-device combination product that contains a GMP-controlled formulation of cantharidin delivered via a single-use applicator that allows for precise topical dosing and targeted administration for the treatment of molluscum. YCANTH® is the first and only commercially available product approved by the FDA to treat adult and pediatric patients two years of age and older with molluscum contagiosum — a common, highly contagious skin disease that affects an estimated six million people in the United States, primarily children. Approval of YCANTH® was based upon the positive results from two Phase 3 clinical trials in approximately 500 patients which demonstrated that YCANTH® was a safe and effective therapeutic for the treatment of molluscum. Approximately 225 million lives are eligible to receive YCANTH® covered by insurance. Commercially insured patients pay just $25 per YCANTH treatment visit, for up to two applicators. Other uninsured patients may be eligible to receive YCANTH at a reduced cost if certain eligibility requirements are met for patient assistance. Please visit YCANTHPro.com for additional information.

About Verrica Pharmaceuticals Inc.

Verrica is a dermatology therapeutics company developing medications for skin diseases requiring medical interventions. Verrica’s product YCANTH® (VP-102) (cantharidin), is the first and only commercially available treatment approved by the FDA to treat adult and pediatric patients two years of age and older with molluscum contagiosum, a highly contagious viral skin infection affecting approximately 6 million people in the United States, primarily children. YCANTH® (VP-102) is also in development to treat common warts, the largest remaining unmet need in medical dermatology. Verrica has also entered a worldwide license agreement with Lytix Biopharma AS to develop and commercialize VP-315 (formerly LTX-315 and VP-LTX-315) for non-melanoma skin cancers including basal cell carcinoma and squamous cell carcinoma. For more information, visit www.verrica.com.

About Dispensed Applicator Units

Dispensed applicator units represent applicators (a) shipped to healthcare professionals from Verrica’s contracted pharmacy partners for fulfillment, (b) sold by Verrica’s distribution partners to independent and regional pharmacies , and (c) sold to physician offices, hospitals and other clinics on a buy and bill basis.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Verrica’s current beliefs and expectations. These forward-looking statements include statements about Verrica’s ability to sustain revenue growth and the alignment between dispensed applicator units and revenue going forward, the commercialization of YCANTH and the clinical development and benefits of Verrica’s product candidates, including YCANTH (VP-102) and VP-315. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include risks and uncertainties related to market conditions, satisfaction of customary closing conditions related to the proposed public offering and other risks and uncertainties that are described in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2024 and other filings Verrica makes with the SEC. Any forward-looking statements speak only as of the date of this press release and are based on information available to Verrica as of the date of this release, and Verrica assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

VERRICA PHARMACEUTICALS INC.

Statements of Operations

(in thousands except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Product revenue, net	$3,422	$3,232
Collaboration revenue	17	594

Total revenue	3,439	3,826

Operating expenses:
Cost of product revenue	423	546
Cost of collaboration revenue	14	592
Selling, general and admin.	8,848	16,339
Research and development	2,284	4,948

Total operating expenses	11,569	22,425

Loss from operations	(8,130)	(18,599)
Interest income	337	598
Interest expense	(2,203)	(2,319)
Change in fair value of derivative liability	254	—
Other expense	—	(11)

Net loss	$(9,742)	$(20,331)

Net loss per share, basic and diluted	$(0.10)	$(0.44)

Weighted-average common shares outstanding, basic and diluted	94,837,343	46,483,669

VERRICA PHARMACEUTICALS INC.

Selected Balance Sheet Data

(in thousands)

(unaudited)

	March 31, 2025	December 31, 2024
Cash and cash equivalents	$29,595	$46,329
Accts rec., prepaid expenses and inventory	9,879	4,850

Total current assets	39,474	51,179
PP&E, lease right of use asset, other	2,704	2,955

Total assets	$42,178	$54,134

Total liabilities	$60,754	$63,994
Total stockholders’ equity	(18,576)	(9,860)

Total liabilities and stockholders’ equity	$42,178	$54,134

VERRICA PHARMACEUTICAS INC.

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands except per share data)

	Three Months Ended March 31, 2025
	Loss from operations	Net loss	Net loss per share
GAAP	$(8,130)	$(9,742)	$(0.10)
Non-GAAP Adjustments:
Stock-based compensation – Selling, general and admin (a)	784	784
Stock-based compensation – Research and development (a)	241	241
Derivative liability change in value	—	254
Non-cash interest expense (b)	—	668

Adjusted	$(7,105)	$(7,795)	$(0.08)

	Three Months Ended March 31, 2024
	Loss from operations	Net loss	Net loss per share
GAAP	$(18,599)	$(20,331)	$(0.44)
Non-GAAP Adjustments:
Stock-based compensation – Selling, general & admin (a)	1,622	1,622
Stock-based compensation – Research & development (a)	450	450
Non-cash interest expense (b)	—	483

Adjusted	$(16,527)	$(17,776)	$(0.38)

(a)

The effects of non-cash stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. Verrica believes this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(b)

The effects of non-cash interest charges are excluded because Verrica believes such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

John Kirby

Chief Financial Officer

jkirby@verrica.com

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com